                                                                   EXHIBIT 10.1

                           CHANGE-IN-CONTROL AGREEMENT



         AGREEMENT, made and entered into as of the _____ day of _________, 2000 (the "Effective Date") by and between U.S. Interactive, Inc., a Delaware corporation (the "Company"), and _______________________ (the "Executive").



                              W I T N E S S E T H :
                              - - - - - - - - - - -


         WHEREAS, the Executive is a key employee of the Company; and

         WHEREAS, the Company desires to provide certain protection to Executive in the event of a change in control of the Company in order to induce Executive to remain in the employ of the Company notwithstanding any risks and uncertainties created by such a change in control;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1.       TERM

         This Agreement shall become effective upon the date hereof and shall terminate on the tenth anniversary of the date hereof (the "Term"); provided however, if a Change-in-Control occurs during the Term and if Executive receives any required amounts referenced in section 2(c), the Term shall expire on the day immediately following the first anniversary of the Termination Date (as defined in Section 2(a).

2.       TERMINATION OF EXECUTIVE'S EMPLOYMENT PRIOR TO OR FOLLOWING A
         CHANGE-IN-CONTROL

         (a) If the Executive's employment is terminated by the Company or its successor without Cause (as hereinafter defined), or the Executive terminates his employment with the Company or its successor for Good Reason (as hereinafter defined), and the date of such termination (hereinafter the "Termination Date") occurs within the "Measuring Period" (as defined in the next sentence), the Executive shall be entitled to receive a Change-in-Control Payment (as hereinafter defined) as herein provided. The term "Measuring Period" means the period of time (i) beginning the earlier of (A) the date a definitive agreement contemplating a Change-in-Control is executed by the Company (and such agreement is not terminated prior to the Termination Date), or (B) a Change-in-Control occurs, and (ii) ending on the date one year following a Change-in-Control.

         (b) Notwithstanding the foregoing, the Executive shall not be entitled to receive the Change-in-Control Payment if any of the Circumstances of Ineligibility (as hereinafter defined) apply to the Executive.

         (c) "Change-in-Control Payment" means the sum of (x) the Executive's annual base salary at the Termination Date (or, in the case of a termination of employment for Good Reason based on a reduction of the Executive's annual base salary, the annual base salary in effect immediately prior to such reduction), plus (y) if the Company exercises its option to require the Executive to comply with Section 7(a) of this Agreement, the Executive's target bonus in effect for the year in which the Executive's employment is terminated or the year in which the Change-in-Control occurs, whichever target bonus is greater, plus (z) compensation for all accrued and unused vacation and personal time.

         (d) "Change-in-Control" means that any of the following has occurred:

                  (i) any person or other entity (other than any Subsidiary, defined for purposes of this Agreement as any entity in which the Company controls more than 50% of the voting interests, or other than any employee benefit plan sponsored the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of at least forty percent (40%)of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock");

                  (ii) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;

                  (iii) the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, 50% or less of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

                  (iv) a change in the Company's Board of Directors (the "Board")occurs with the result that the members of the Board on the Effective Date (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

         (e) "Cause" means, and shall be subject to the procedures set forth herein:

                  (i) Executive's material breach of any employment agreement with the Company or any Subsidiary which breach, if capable of cure, is not cured fully within thirty (30) days after written notice from the Chief Executive Officer or the Board to the Executive identifying such breach, provided, that such thirty (30) days period shall be extended to sixty (60) days if such breach is not reasonably susceptible to cure within thirty (30) days and the Executive shall have commenced to cure within such thirty (30) day period and is then proceeding with due diligence to cure such breach;

                  (ii) Conviction of the Executive for (x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony), or (z) any criminal act against the Company or any Subsidiary involving dishonesty whether or not a felony, or any willful misconduct intended to injure the Company or any Subsidiary;

                  (iii) Substance abuse (including drunkenness) by the Executive which is repeated after written notice from the Board to the Executive identifying such abuse;

                  (iv) The failure or the refusal of the Executive to follow lawful and proper directives of the Board or Chief Executive Officer which is not corrected within thirty (30) days after written notice from the Board or Chief Executive Officer to the Executive identifying such failure or refusal;

                  (v) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company or any Subsidiary;

                  (vi) conviction of the Executive for a violation of the federal securities laws; or

                  (vii) cause as defined in any employment agreement between the Company or any Subsidiary, and Executive, subject to any right to cure in such employment agreement.

         (f) "Good Reason" means the occurrence of any of the following without the prior written consent of the Executive:

                  (i) removal from the most senior position held by the Executive with respect to the Company on the 181st day prior to the Change-in-Control or any senior position that the Executive subsequently achieves (alternatively, the "Measuring Position");

                  (ii) the assignment of duties or responsibilities materially inconsistent with those customarily associated with the Measuring Position, or any other action by the Company or a successor that results in a diminution of the Executive's position, authority, duties or responsibilities compared to the Measuring Position, other than an isolated action that is not taken in bad faith and is remedied by the Company or a successor promptly after receipt of written notice thereof from the Executive. For purposes of this Section (f)(ii), if the Change-in-Control results in the Executive being in the same position as prior to the Change-in-Control but such position is in a subsidiary of another company or entity, such position shall be deemed to be a diminution of the Executive's position, authority and duties and responsibilities;

                  (iii) a change in the reporting responsibilities as compared to the Measuring Position such that the person to whom the Executive reports after the Change-in-Control does not have the same position and responsibilities in the Company or its successor as the person to whom the Executive reported prior to the Change-in-Control;

                  (iv) reduction in the Executive's annual base, any portion of the Executive's target bonus, or a any other material benefit provided to the Executive by the Company at the time of the Change-in-Control;

                  (v) the relocation of the Executive's principal of employment to a location more than thirty (30) miles from the Executive's principal place of employment on the 181st day prior to the Change-in-Control (unless such relocation does not increase the Executive's commute by more than twenty (20) miles), except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations as of such date; or

                  (vi) the failure by the Company to obtain an agreement from any successor to assume and agree to perform this Agreement unless such assumption occurs as a matter of law.



        (g) "Circumstances of Ineligibility" means any one of the following circumstances:

                  (i) DEATH, DISABILITY OR VOLUNTARY TERMINATION. If the Executive's employment with the Company or its successor is terminated due to death or Disability (defined as the inability or incapacity of the Executive, due to any medically determined physical or mental impairment, to perform his duties and responsibilities for the Company for a total of one hundred eighty (180) days), or if the Executive elects to voluntarily terminate his employment, including a termination due to retirement, with the Company or its successor, the Executive shall not be eligible to receive the Change-in-Control Payment; provided however, termination of employment by the Executive for Good Reason shall not constitute a Circumstance of Ineligibility.


                  (ii) TERMINATION FOR CAUSE. If the Executive's employment with the Company or a successor is terminated for Cause at any time preceding or following a Change-in-Control, the Executive shall not be eligible to receive the benefits under this Agreement, including the Change-in-Control Payment.

3.       TIME OF PAYMENT OF CHANGE-IN-CONTROL PAYMENT

         Any Change-in-Control Payment to which the Executive is entitled under
Section 2 above (excluding any payment due under Section 2(c)(y)) shall be paid to the Executive in cash (subject to appropriate withholding) in a lump sum within 30 days following the Termination Date. Any payment due under Section 2(c)(y) shall be paid to the Executive in cash (subject to appropriate withholding) on the first day of each month in twelve (12) equal monthly installments commencing on the first day of the first month after the Termination Date.

4.       VESTING OF STOCK AWARDS

         (a) Upon the occurrence of a Change-in-Control, one-third (1/3) of all stock options, warrants, rights, and other Company stock-related awards now or hereafter granted to the Executive by the Company not then vested and exercisable (collectively, "Stock Awards")(including Stock Awards which will have vesting and exercisability accelerated as a result of an event within the definition of Change-in-Control pursuant to another agreement or grant then in existence), will become immediately vested and exercisable, and non-forfeitable, and all restrictions (except for restrictions required by law, if any) thereon shall lapse, all performance goals, if any, associated therewith shall be deemed met in full, and the Executive shall be entitled to exercise any and all such Stock Awards in accordance with the terms of the documentation pursuant to which such Stock Awards were granted (as such Stock Awards are amended by this Section 4.) For purposes of determining which Stock Awards shall have vesting and exercisability accelerated, one-third (1/3) of each grant of Stock Awards (rounded up to the nearest whole number) shall be deemed to be vested and exercisable and the remaining two-thirds (2/3) of the Stock Awards in each grant shall continue to have the vesting and other requirements as set forth in such grant. In addition, to the extent the Executive is entitled to acceleration of vesting and/or exercisability with respect to a portion of such Executive's total aggregate Stock Awards pursuant to a separate agreement or grant of a Stock Award, in order for the Executive to receive the full benefit of this Agreement and the other agreement or grant, such Executive shall be entitled to such other acceleration plus the acceleration of one-third (1/3) of all Stock Awards as set forth above, with the amount of Stock Awards equal to one-third (1/3) of the Stock Awards subject to such other acceleration to be allocated equally among those Stock Awards not fully vested and exercisable after application of this section 4(a).

         (b) Upon the occurrence of a Change-in-Control, and if Executive is entitled to a Change-in-Control Payment, upon the Termination Date, all Stock Awards shall become fully vested and exercisable, and non-forfeitable, all restrictions (except for restrictions required by law, if any) thereon shall lapse, all performance goals, if any, associated therewith shall be deemed met in full, and the Executive shall be entitled to exercise any or all such Stock Awards in accordance with the terms of the documentation pursuant to which such Stock Awards were granted (as such Stock Awards are amended by this Section 4). Upon the occurrence of a Change-in-Control, and if Executive is entitled to a Change-in-Control Payment, upon the Termination Date, regardless of the expiration date of any such Stock Award and all other stock options, warrants, rights, and other Company stock-related awards now or hereafter granted to the

Executive by the Company as set forth in any grant, plan, or other agreement, the expiration date of all of Executive's Stock Awards and all other stock options, warrants, rights, and other Company stock-related awards now or hereafter granted to the Executive by the Company which are then, or become, vested and exercisable, shall be extended to the maximum period permitted for the existence (without regard to termination of employment) of such Stock Awards, stock options, warrants, rights, and other Company stock-related awards under the applicable plan, grant, or agreement, and the Executive shall be entitled to exercise such Stock Awards, stock options, warrants, rights, and other Company stock-related awards up to such maximum period. If Executive is entitled to a Change-in-Control Payment, to the extent any Stock Award, and any other stock option, warrant, right, and other Company stock-related award now or hereafter granted to the Executive by the Company which are then vested and exercisable (either under a grant, any plan, or otherwise)(including those which become vested and exercisable as a result of this Section 4), requires the Executive to take some action prior to termination of employment (example: exercise of options) and the expiration date can not be extended as set forth in the immediately preceding sentence as an express matter of law, in order to realize the benefits of this Section 4, (i) the Executive shall be entitled to three-hundred sixty-five (365) days after termination of employment to take such action or (ii) if such extension of time is expressly not permitted under the applicable grant, the applicable plan, or otherwise, then the Executive (upon notice by the Executive to the Company which notice must occur within ten (10) days after termination of employment) shall be deemed to have taken such action (other than the payment of money which shall be paid promptly and shall bear interest until paid at 6%) immediately prior to the termination of employment in order to realize the benefits of this Section 4.

5.       CONTINUATION OF EXECUTIVE WELFARE BENEFITS

         Notwithstanding anything contained herein to the contrary, if the Executive is entitled to receive the Change-in-Control Payments set forth in sections 2(c)(x) and 2(c)(z), the Company or its successor shall continue Executive's participation, as if Executive was still an employee, in the medical, dental, hospitalization and life insurance plans, programs and/or arrangements of the Company or any of its subsidiaries in which Executive was participating on the Termination Date on the same terms and conditions as other executives under such plans, programs and/or arrangements until the earlier of
(i) the end of the 12-month period following the Termination Date or (ii) the date, or dates, Executive is entitled to receive substantially equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis).

6.       GROSS-UP

         (a) Whether or not the Executive becomes entitled to a Change-in-Control Payment, if any payments or benefits received or to be received by the Executive in connection with a Change-in-Control or the Executive's termination of employment (whether such payments or benefits are provided pursuant to the terms of this Agreement or any other plan, arrangement, option grant, other Stock Awards or any agreement with the Company, any person whose actions result in a Change-in-Control or any person affiliated with the Company or such person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") equal to the Excise Tax plus related federal, state and local income, excise, and employment taxes so that the Executive receives the same after-tax return from the total Change-in-Control Payment that Executive would receive if there was no Excise Tax. The intent of the Gross-Up Payment is to ensure that the Executive does not bear the cost of the Excise Tax or any tax associated with the Company's reimbursement of the Excise Tax.

         (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") selected by the Company and reasonably acceptable to the Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount" (as defined in
Section 280G(b)(3) of the Code) allocable to such payment, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Termination Date. In computing the federal income tax liability, the Executive shall be deemed to be entitled to the maximum reduction in federal income taxes which could be obtained from a full deduction of such state and local taxes.

         (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within twenty (20) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within twenty (20) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

7.       NON-COMPETE,NON-DISPARAGEMENT,AND NON-SOLICITATION

         (a) Executive agrees that, upon written election by the Company (within ten (10) business days after the Termination Date) to require the Executive to comply with the terms of this Section 7(a), and conditioned on the Company's payment of the amount set forth in Section 2(C), including 2(c)(y), for a one
(1) year period after the Termination Date, Executive shall not engage in any Competitive Activity. For purposes of this Agreement, the term "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any "Competitor" (as defined below); (ii) directly or indirectly, through one or more intermediaries, either (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition, when combined with other holdings, do not exceed 2% of the particular class of interests outstanding)(it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Executive, such portion determined by applying the percentage of the equity interest in such entity); (iii) in the Restricted Area, employment by (including serving as an officer or partner of), providing consulting services to (including, without limitation, as an independent contractor), or managing or operating the business or affairs of, any Competitor; or (iv) in the Restricted Area, participating in the operation or control of any Competitor. For purposes of this Agreement, the term "Competitor" shall mean any person or entity (other than the Company or any Subsidiary) whose principal business is the providing of design, consultation, installation, and maintenance professional services, with respect to the internet, or with respect to intranet or extranet usage (all as determined at the time of termination of employment). For purposes of this Agreement, the term "Restricted Area" shall mean the United States.

         (b) The Executive agrees that, if Executive receives a Change-in-Control Payment as set forth in Sections 2(c)(x) and 2(c)(z) above, for a period of one (1) year after the Termination Date, Executive shall not directly or indirectly through another entity (i) disparage or defame the Company and/or its then current or former directors, officers, shareholders, and employees, (ii) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or any Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, or other business relation of the Company or any Subsidiary to cease doing business with the Company or any Subsidiary , or in any way interfere with the relationship between any customer, supplier, licensee, licensor or business relation of the Company or any Subsidiary. For purposes of this Agreement, a customer, supplier, licensee, licensor, or business relation means any person or entity which at the Termination Date is, or has been within one (1) year prior to such date, a customer, supplier, licensee, licensor, or other business relation of the Company or any Subsidiary.

         (c) In the event a Change-in-Control Payment is made by the Company, the Company may value the non-competition, non-disparagement, and non-solicitation covenants and allocate the Change-in-Control Payment accordingly.

         (d) Executive agrees that any violation of this Section of this Agreement might cause immediate and irreparable harm of the Company, the amount of which might be impossible to estimate or determine. The rights and remedies of the Company under this Agreement are cumulative and are in addition to all other rights and remedies the Company may have under any local, state, federal law, rule or regulation or otherwise.

8.       MISCELLANEOUS

         (a) NO EMPLOYMENT AGREEMENT. This Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee.

         (b) DEDUCTIONS AND WITHHOLDING. The Executive agrees that the Company shall withhold from any and all compensation required to be paid pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and regulations from time to time in effect.

         (c) WAIVER AND RELEASE. The Executive acknowledges that (i) the Change-in-Control Payment is in excess of the amounts that the Executive would otherwise be entitled to receive under any employment or severance agreement, plan, program or arrangement of the Company or between the Company and the Executive and (ii) the Company has no obligation to enter into this Agreement.

In consideration of the Company assuming these additional obligations and entering into this Agreement, upon receipt of the Change-in-Control Payment, the Executive agrees to execute a release of all claims related to the Executive's employment or termination thereof in the same form as annexed hereto, other than any modifications which may be required to effectuate such release based upon any changes in law or as may be reasonably required by the Company based on the residence of the Executive.

         (d) ARBITRATION. Except for enforcement of Executive's covenants under
Section 7, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in Philadelphia, Pennsylvania under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (i) appoint three (3) arbitrators experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision; and (iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of a majority of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators' award in any court having jurisdiction. All costs of the American Arbitration Association and the arbitrators shall be borne by the Company, unless the position advanced by the Executive is determined by a majority of the arbitrators to be frivolous in nature.

         (e) LEGAL FEES AND INTEREST. Except for legal fees Executive incurs in defending the Company's successful enforcement of Executive's covenants under
Section 7, the Company or the successor shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issues hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within 30 days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. The Company or the successor shall pay to the Executive interest at the prime lending rate as announced from time to time by PNC Bank on all or any part of the Change-in-Control Payment that is not paid when due.

         (f) NO DUTY TO MITIGATE/SET-OFF. The Company agrees that in order to receive the benefits under this Agreement, the Executive shall not be required to seek other employment. Further, the amount of any payment or benefit hereunder shall not be reduced by any compensation earned by the Executive or any benefit provided to the Executive as the result of employment by another employer or otherwise, except as provided in Sections 5 or 8(g) hereof. The Company's obligations to make any payment or provide any benefit hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or a successor may have against the Executive.

         (g) REDUCTION OF CHANGE-IN CONTROL PAYMENT . The Change-in-Control Payment shall be reduced by any severance cash payment made by the Company or any Subsidiary to the Executive pursuant to (i) any severance plan, program, policy or arrangement of the Company or any Subsidiary (excluding any 401K plan or similar retirement plan), (ii) any employment agreement between the Company or any Subsidiary and the Executive, and (iii) any federal, state or local statute, rule, regulation or ordinance.

         (h) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties with respect to any payment and benefit due the Executive in the event of a Change-in-Control and supersedes any other prior oral or written agreements between the Executive and the Company with respect thereto, except that nothing herein shall be construed to adversely affect the Executive's right to receive any non-duplicative benefit or payment (subject to Section 8(g)) above to which Executive is entitled in connection with Executive's termination of employment under any agreement between the Company and the Executive. Additionally, nothing in this Agreement shall affect or modify any additional obligations Executive has under any agreement with respect to confidential information, assignment of inventions and discoveries, non-solicitation of employees and/or customers, non-competition, or otherwise, and all such agreements shall remain in full force and effect. No party may amend, modify or terminate this Agreement without the express written consent of the other party.

         (i) BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, heirs, distributees, devises and legatees, and the Company's successors and assigns.

         (j) GOVERNING LAW; VENUE AND JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles. The Executive does hereby irrevocably consent that any legal action or proceeding arising out of or in any manner relating to, this Agreement, or any other document delivered in connection herewith, may be brought in any court of the Commonwealth of Pennsylvania sitting in the Eastern District of Pennsylvania or in the United

States District Court for the Eastern District of Pennsylvania. The Executive further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to the Executive by hand or by any other manner provided for below. The Executive hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         (k) NOTICES. All notices required or permitted by this Agreement shall be in writing and shall be given by personal delivery or sent by registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier, prepaid, receipt acknowledged, to the following addresses, or such other address to which the other party is notified pursuant to the provisions hereof:



                                    If to the Company:

                                    U.S. Interactive, Inc.
                                    2012 Renaissance Boulevard
                                    King of Prussia, PA 19406
                                    Attention:       Chief Executive Officer


                                    If to Executive:

                                    ---------------------------

                                    ---------------------------

                                    ---------------------------


         (l) COUNTERPARTS. This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                              U.S. INTERACTIVE, INC.


                                              By:    /s/  William C. Jennings
                                                     --------------------------
                                                     William C. Jennings

                                              Title: Chief Executive Officer
                                                     --------------------------

ACCEPTED AND AGREED TO

as of the date first written above


By:___________________________________
Print Name:____________________________

                                     RELEASE

         Certain capitalized terms used in this Release are defined in the Change-in-Control Agreement between U.S. Interactive, Inc. ("Company") and the undersigned (the "Agreement").

         Except as otherwise set forth in this Release and the Agreement, I hereby release, acquit and forever discharge the Company, its past, present, and future parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to claims and demands directly or indirectly arising out of my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, or any ownership interests in the Company, vacation pay, fringe benefits, expenses reimbursements, severance pay, and any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; defamation; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this Release shall be construed in any way to release the Company from its obligation to indemnify and defend me from any third party action brought against me based on my employment with the Company ,or as an officer or as a director of the Company, any Subsidiary of the Company, or any entity which service was at the request of the Company, pursuant to any applicable agreement or applicable law, or to reduce or eliminate any coverage or rights I may have under the Company's director and officer indemnification provisions in the Company's Certificate of Incorporation and Bylaws, and under any director and officer liability insurance policy.

         I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I should consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release to revoke the Release in which event I must at such time return to the Company all payments and other benefits received under the Agreement; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by the undersigned.


I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.


                                                 (NAME OF EMPLOYEE)


Date: ______________________________             _______________________________

The Company entered into the Change-In-Control Agreement with Philip L. Calamia on September 21, 2000, Lawrence F. Shay on September 21, 2000, James J. Huser on October 9, 2000 and O.P. Srinivasan on September 25, 2000.